Exhibit 99.1


                               [DYCOM LETTERHEAD]


                      4440 PGA Boulevard/Palm Beach Gardens, Florida 33410-6542
                           First Union Center/Suite 600/Telephone (561)627-7171


                                  NEWS RELEASE

FOR IMMEDIATE RELEASE             Contact: Steven E. Nielsen, President and CEO
                                           Richard L. Dunn, Senior Vice
                                           President and CFO
                                           (561)627-7171

Palm Beach Gardens, Florida                                   February 12, 2003

                  DYCOM LOWERS SECOND QUARTER EXPECTATIONS AND
         ANNOUNCES A CONFERENCE CALL AT 9:00 A.M. (ET) FEBRUARY 13, 2003

Dycom Industries, Inc. (NYSE Symbol: "DY") announced today that results for its second quarter ending January 25, 2003 would be below market expectations.

Revenue for the second quarter is expected to be approximately $137.0 million, at the lower end of November 2002 guidance and approximately 1 percent below the same quarter last year. Results per diluted share, are expected to be a loss of $0.01 or $0.02, approximately $0.08 to $0.09 below market expectations. Actual results will be announced at approximately 4:15 p.m. (ET) on February 24, 2003.

Results during the quarter were impacted by a pronounced slowing of activity beginning during the latter part of December 2002 through the middle of January of 2003. Specifically, revenues from services provided to both cable operators and telephone companies decelerated, with field operations hampered by weather conditions which were significantly more difficult compared to the year ago period. Major snowfalls and colder temperatures combined to reduce the number of available workdays and reduce productivity. Additionally, Christmas and New Year's Day fell on the Wednesdays of two successive weeks, and more dramatically impacted vacation expense and productivity than had originally been expected. Activity began to return to expected levels by the end of the quarter, with one cable operator in particular initiating several new projects. Gross margin was impacted by all of these factors along with the start up expenses associated with these new projects.

Revenues, at the lower end of November 2002 guidance, caused fixed costs such as depreciation and amortization, as well as general and administrative expenses to increase as a percentage of revenue, which, when combined with a lower gross margin resulted in a loss.

Cash collections were solid in the quarter, resulting in an end of quarter net cash position of approximately $130 million while backlog improved sequentially reflecting several new projects and the retention of a portion of our business with a major direct broadcast satellite provider. Going forward, Dycom's fundamental financial strength leaves it well positioned to expand its market leadership.

Dycom Industries, Inc.
News Release
February 12, 2003
Page 2 of 2


Dycom has scheduled a conference call for Thursday, February 13, at 9:00 a.m.
(ET). To participate in the conference call dial 888-428-4479 (United States) or 612-332-1020 (International) ten minutes before the conference call begins and ask for the "Dycom" conference call. A live webcast of the conference call will be available at http://www.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast will also be available at http://www.dycomind.com until the second quarter's conference call is posted to the web site.

Dycom is a leading provider of engineering, construction, and maintenance services to telecommunication providers throughout the United States. Additionally, the Company provides similar services related to the installation of integrated voice, data, and video local and wide area networks within office buildings and similar structures. Dycom also provides underground utility locating and mapping and electric utility construction services. Visit our web site at http://www.dycomind.com for additional corporate information.

This Press Release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements are based on management's current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this Press Release. Such risks and uncertainties include: business and economic conditions in the telecommunications industry affecting our customers, continued deterioration in our customers' financial condition, the adequacy of our reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the anticipated outcome of contingent events, including litigation, liquidity needs and the availability of financing, as well as other risks detailed in our filings with the Securities and Exchange Commission.